UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

August 25, 2025

Date of Report (Date of earliest event reported)

CONNEXA SPORTS TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware	1-41423	61-1789640
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

74 E. Glenwood Ave. #320

Smyrna, DE 19977

(Address of principal executive offices, including Zip Code)

(646) 453-0678

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	YYAI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 25, 2025, Connexa Sports Technologies Inc. (the “Company”) and JuCoin Capital Pte Ltd (“JuCoin”) entered into a definitive agreement (the “Definitive Agreement”) to establish a joint venture company (the “JV Company”). Based in Singapore, JuCoin is a globally recognized cryptocurrency brand offering an all-in-one digital asset platform, as well as blockchain infrastructure and Web3 applications.

The parties have agreed to form the JV Company within 120 days of the Definitive Agreement to found and operate a new cryptocurrency exchange named “aiRWA,” designed to offer users a platform focused on real-world asset (RWA) cryptocurrencies and to feature the integration of artificial intelligence in its operations (the “Joint Venture”).

At the closing of the Joint Venture (the “Closing”), each of the Company and JuCoin will contribute $250 million in cash or cryptocurrency (stablecoin, Ethereum or Bitcoin). In exchange, the JV Company will issue 51% of its share capital to the Company and 49% to JuCoin. During the lock-up period, which ends on the second anniversary of the founding of the JV Company or as otherwise agreed in writing by the Company and JuCoin, transfers of shares of the JV Company are restricted and may occur only with the other shareholder’s consent or within a shareholder’s corporate group. Each shareholder will have preemptive rights to purchase new securities of the JV Company.

The board of directors of the JV Company will consist of five members, with the Company appointing three directors and JuCoin appointing two. Certain material decisions, including mergers and acquisitions, liquidations, amendments to organizational documents, and major asset sales will require the approval of both parties so long as each holds at least 20% of the JV Company’s outstanding shares.

The JV Company may establish subsidiaries to operate the cryptocurrency exchange and to provide related services, such as custody, settlement, fiat on/off ramps, and payments. The business of the JV Company is expected to include digital asset custody and settlement services, digital asset management services, digital currency payment solutions for cross-border trades, spot and derivatives trading where permitted, an institutional-grade OTC desk, and more, while striving for market-leading levels of transparency, compliance and security.

The Definitive Agreement provides that the JV Company will pursue and maintain full regulatory compliance and seek licenses in key jurisdictions, including virtual asset service provider (VASP) and money services business (MSB) licenses.

The Definitive Agreement may be terminated if the Closing has not occurred within six months of signing, by mutual agreement of the parties, or if the transaction becomes prohibited by applicable law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	Joint Venture Agreement, dated August 25, 2025, by and between Connexa Sports Technologies Inc. and JuCoin Capital Pte Ltd
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this Current Report on Form 8-K other than statements of historical fact are forward-looking statements. Such forward-looking statements include, among other things, statements regarding the Company’s ability to regain compliance with Nasdaq listing standards or receive additional time from Nasdaq to regain compliance if necessary. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and the negative of such terms or other similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Such forward-looking statements are based on the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those projected in any forward-looking statements due to numerous risks and uncertainties. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in documents that the Company files from time to time with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this Current Report on Form 8-K, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Connexa Sports Technologies Inc.
a Delaware corporation

Dated: August 29, 2025	By:	/s/ Thomas Tarala
Chief Executive Officer